Exhibit 32

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350

     In connection with the Quarterly Report of Emerson Electric Co. (the “Company”) on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. N. Farr, Chairman of the Board and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. N. Farr

D. N. Farr
Chairman of the Board and
Chief Executive Officer
Emerson Electric Co.
May 5, 2005

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350

     In connection with the Quarterly Report of Emerson Electric Co. (the “Company”) on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. J. Galvin, Senior Executive Vice President and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. J. Galvin

W. J. Galvin
Senior Executive Vice President and
Chief Financial Officer
Emerson Electric Co.
May 5, 2005